[Company Logo]

For Immediate Release

CONTACT:
      Nick Visco - Chief Financial Officer                        (732) 590-1600




                  INTELLIGROUP'S ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 16, 2001



Edison, NJ (June 6, 2001): Intelligroup, Inc. (Nasdaq: ITIG) will hold its Annual Meeting of Shareholders at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey on Thursday, August 16, 2001, at 2:00 p.m., local time. Holders of the Company's Common Stock of record at the close of business on Monday, June 25, 2001 are entitled to notice of and to vote at the Annual Meeting.

Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing within a reasonable time before the Company begins to print and mail its proxy materials to its shareholders. The Company anticipates mailing its proxy materials to its Shareholders on or about Friday, July 13, 2001.


ABOUT INTELLIGROUP

Intelligroup, Inc. is a global vertical Application Service Provider that helps companies of all sizes improve their business performance by implementing, optimizing, hosting and supporting innovative, customized e-commerce and enterprise solutions. Among its portfolio of ASPPlus (SM) Solutions is ASP Hosting, a vertically focused, subscription-based, single source for customized business-critical applications - powered by AT&T's Ecosystem for ASPs, of which Intelligroup is a founding Platinum member, and myADVISOR(SM), a web-based knowledge management support portal that delivers personalized user support for customized e-commerce and enterprise applications.

Intelligroup  has been quoted on the Nasdaq  National Market (ticker ITIG) since
September     1996.     Visit     Intelligroup     on    the     Internet     at
http://www.intelligroup.com.
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SAFE HARBOR STATEMENT

Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services, and Uptimizer are service marks of Intelligroup in the United States and other countries.